Exhibit 10.30

FIRST AMENDMENT TO CREDIT AGREEMENT (TERM LOAN)
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (TERM LOAN), dated as of December 22, 2014 (this “Amendment”), is entered into among ALBEMARLE CORPORATION, a Virginia corporation (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).
RECITALS
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 15, 2014 (the “Credit Agreement”); and
WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.    Amendments.
(a)    Section 1.01.
(i)The following definition in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date. Notwithstanding anything to the contrary contained herein, for purposes of calculating the Consolidated Leverage Ratio for the fiscal quarter ending December 31, 2014, Consolidated Funded Debt shall be calculated net of unrestricted cash on the balance sheet of the Consolidated Group in an aggregate amount not to exceed the aggregate amount outstanding under this Agreement and the Cash Bridge Credit Agreement.
(ii)The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Cash Bridge Credit Agreement” means that certain Cash Bridge Credit Agreement dated as of December 2, 2014 among the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.
2.    Effectiveness; Conditions Precedent. This Amendment shall be and become effective as of date hereof when all of the conditions set forth in this Section 2 shall have been satisfied.

(a)Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Administrative Agent and the Required Lenders.
(b)Lender/Arranger Fees. The Borrower shall have paid (i) to the Administrative Agent, for the account of each Lender, all agreed upfront fees due and payable to such Persons on the date hereof and (ii) to the Administrative Agent and MLPFS, all fees due and payable to such Persons on the date hereof.
Without limiting the generality of the provisions of the last paragraph of Section 10.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the effectiveness of this Amendment specifying its objection thereto.
3.    Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable documented fees and expenses of Moore & Van Allen, PLLC.
4.    Ratification. The Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.
5.    Authority/Enforceability. The Borrower represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.
(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.
6.    Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no Default exists.

7.Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
8.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
9.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
11.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	ALBEMARLE CORPORATION,
a Virginia Corporation

By: /s/ Scott A. Tozier
Name: Scott A. Tozier
Title: Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Robert Rittelmeyer
Name: Robert Rittelmeyer
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Darren Bielawski
Name: Darren Bielawski
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Laura Woodward
Name: Laura Woodward
Title: Officer

BNP PARIBAS,
as a Lender

By: /s/ Michael Pearce
Name: Michael Pearce
Title: Managing Director

By: /s/ Mike Hoffman
Name: Mike Hoffman
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By: /s/ Mark Campbell
Name: Mark Campbell
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By: /s/ William McGinty
Name: William McGinty
Title: Director

WELLS FARGO BANK, N.A.,
as a Lender

By: /s/ Ashley Walsh
Name: Ashley Walsh
Title: Director

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Steven Dixon
Name: Steven Dixon
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ David A. Mandell
Name: David A. Mandell
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Christian S. Brown
Name: Christian S. Brown
Title: Senior Vice President

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Sara Bravo McCaulay
Name: Sara Bravo McCaulay
Title: Vice President

WHITNEY BANK,
as a Lender

By: /s/ Mark R. Phillips
Name: Mark R. Phillips
Title: Senior Vice President